SECURITIES & EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 10, 2004

AEP INDUSTRIES INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-14450	22-1916107
(Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey 07606
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 641-6600

Item 10.                                 Amendments to the registrant’s code of ethics, or waiver of a provision of the code of ethics.

On June 10, 2004, the Board of Directors of AEP Industries Inc. (the “Company”) approved amendments to its Code of Conduct for the Company (the “Amended and Restated Code of Conduct”).  The Amended and Restated Code of Conduct is intended, among other things, to satisfy both the requirements of the code of ethics definition set forth in Item 406(b) of Regulation S-K and the new NASDAQ corporate governance rules regarding a company’s code of conduct.  The Amended and Restated Code of Conduct applies to all of the Company’s directors, officers and employees.  The Amended and Restated Code of Conduct subsumes provisions previously contained in the Company’s conflicts of interest policy and clarifies procedures for, among other things, the review and resolution of potential conflicts of interest.  In addition, the Amended and Restated Code of Conduct also includes new sections that prohibit unlawful harassment, implement an enhanced policy on corporate records and public disclosure, and establish ethical standards of conduct for the Company’s senior financial and executive officers.  The amendments are also intended, among other things, to address additional areas of ethical conduct, expand upon topics previously addressed, encourage an open-door environment for ethical questions and concerns, provide for anonymous reporting, and further define the Company’s enforcement mechanisms.  A copy of the Amended and Restated Code of Conduct is attached hereto as Exhibit 14.

Exhibit Index

Exhibit Number	Description

14	Amended and Restated Code of Conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC. (Registrant)

June 15, 2004	By:	/s/ LAWRENCE R. NOLL
Lawrence R. Noll
Vice President and Controller